Exhibit 10.2a

      Term      Loan Agreement

Made at Krung Thai Bank Public Company Limited, Head Office

Date             March 31, 2004

This Agreement is made between PEMSTAR (THAILAND) LTD         Age              years, residing at No         129/1         Moo         1         , Trok/Soi          Road             , Tambon/Khwaeng          Banlane          Amphoe/Khet          Bangpa-in          Province          Ayutthaya         ,PostalCode              13160             ,Telephone,              hereinafter referred to as the “ Borrower” on the one part and Krung Thai Bank Public Company Limited, hereinafter referred to as the “ Lender”, on the other part, Both parties agree as follows:

Clause 1.     The Lender agrees to lend and the Borrower agrees to borrow from the Lender a loan in the amount of Baht          220,000,000.00         (        Two hundred and twenty million baht) on which the Borrower agrees to pay interests to the Lender at the maximum rate annonced by the Lender (currently at          14.50          per cent per annum) throughout such time until the full discharge of the debts by the Borrower whether within the term of this Agreement or after expiry of the repayment schedule hereunder, and the Borrower

1.1	has received the loan hereunder in full.

1.2	shall receive the loan in installments according to the drawdown conditions prescribed in Appendix 1 attached hereto and deemed an integral part hereof

1.3	the drawdown shall be made within 90 days from the execution date of legal documentation

Clause 2.     The Borrower covenants to pay the debts hereunder to the Lender by

2.1	Making payment of the principal sum and interest in monthly installments at the amount not less than Baht - each.

2.2	Making payment of the principal sum in - month installments at the amount not less than Baht - Each with interest payment made separately every month

2.3	Others (specify) an equal principal repayments shall be made on a quarterly basis. The first repayment shall fall on the date 3 months after the agreement date

The payment shall be made within the              day of every month at the place and within the business hours of the Lender. If any payment date falls on a non-business day of the Lender, payment shall be postponed to the next business day of the Lender. The Borrower agrees to commence installment payment of the principal sum as

from          2004          onwards and payment of interests as from          April, 2004          onwards, and shall make complete payment of the debts hereunder within          March 31, 2007

Clause 3.     The Borrower agrees to pay fees to the Lender as follows:

3.1 Management fee and/or front-end fee and/or project analysis fee at the rate of              -              per cent of the total amount of loan. Such fee shall be payable once

(1)	on the date of execution of this Agreement

(2)	on the date of the first drawdown

(3)	others (specify) -

3.2 Commitment Fee at the rate of              -              per cent per annum of the amount of loan.

(1)	not drawndown by the Borrower within a period of - months from the date of execution of this Agreement. Such fee shall be payable upon expiration of such drawdown period.

(2)	not drawndown by the Borrower in accordance with the drawdown conditions. Such fee shall be payable in every interest payment period.

(3)	others (specify) -

For	the loan which is not drawndown by the Borrower within the period of drawdown as prescribed or specified in the drawdown conditions, it shall be construed that such undrawn portion is cancelled and no longer be drawndown by the Borrower,

3.3 Prepayment fee at the rate of- per cent of the amount of loan prepaid within              -              years from the date of execution of this Agreement. Such fee shall be payable once within the date the Borrower prepays such obligation and debts hereunder.

3.4 Cancellation fee at the rate of              -              per cent of the amount of loan cancelled. Such fee shall be payable once within the date of cancellation of the loan.

3.5 others ( specify)              In a case of refinance, prepayment fee shall be at the rate of 2% per annum on the prepayment amount. The Lender shall be informed at least 7 banking business days in advance

Clause 4.     If, after date of execution of this Loan Agreement, the Lender announces a change in the maximum interest rate as specified in Clause I hereof, the Borrower shall allow the Lender to charge interests at the maximum interest rate as announced as from the date such announcement comes into force until the Borrower makes full discharge of the debts, whether within the term of this Agreement or after expiry of the repayment schedule hereunder, irrespective of whether the Borrower receives a notice of such change of interest rate from the Lender or not.

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Clause 5.     If the Borrower is in arrears with interest payment for not less than one year, the Borrower allows the Lender to have such outstanding interests compounded with the principal sum and to continue charging interests on such compounded amounts at the maximum interest rate announced by the Lender until the full discharge of the debts by the Borrower, irrespective of whether the Borrower receives a notice of the compound of interests from the Lender or not.

Clause 6.     Changes in Circumstances

6.1 Change in circumstance which causes the performance hereunder to become unlawful or impracticable

In case there is a change in circumstance due to promulgation of new law, or change of law, or enforcement of law, or interpretation of law, order regulation or any requirement, or in case the government or the Bank of Thailand makes an order, or lays down any rule, or issues new regulation or requirement which causes the provision of loan by the Lender to become unlawful or makes it impossible for the Lender to grant all or part of the loan to the Borrower, the Lender shall give a notice of such circumstance to the Borrower. When such notice is given, the Lender shall be entitled to regard that its obligations hereunder are terminated in whole or in part. In case the Lender deems that its obligations are terminated entirely, the Borrower agrees to repay the debts under the loan facility together with interests and any other outstanding sum to the Lender within the period of time prescribed by the Lender. In case the lender deems that its obligations are terminated in part and the remaining obligations can continue to be performed by the Lender, the Borrower agrees to repay the debts under the loan together with interests and any other sum affected by such change in circumstance to the Lender within the period of time prescribed by the Lender, and it shall be the right of the Borrower to request that this Agreement be deemed to be terminated in its entirety. In case the Borrower requests that this Agreement be deemed to by terminated in its entirety, the Borrower agrees to repay the outstanding debts under the loan facility together with interests and any other outstanding sum to the Lender within the period of time prescribed by the Lender without the necessity to pay the prepayment fee to the Lender

6.2 Increase in expenses

In case there is a change in circumstance due to promulgation of new law, or change of law, or enforcement of law, or interpretation of law, order, regulation or any requirement, or in case the government or the Bank of Thailand makes an order, or lays down any rule, or issues new regulation or requirement, including the change in condition of interbank financial market or general financial market which requires the Lender to pay additional expenses in provision of the loan to the Borrower hereunder and/or to receive interests, fees or any other sum receivable hereunder at lower rate or lesser amount, the Borrower agrees to make extra payment from time to time in the amount necessary for compensating for such additional expenses or for compensating for the decrease in such interests, fees or any other sum to the Lender within the period of time prescribed by the Lender. In addition, the Lender shall be granted the right to consider adjusting the interest rate of the loan hereunder. If the Borrower is of the opinion that the additional expenses or interests fees

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or any other sum which the Borrower must pay to compensate the Lender and/or the interest rate adjusted by the Lender would become onerous burden to the Borrower, the Borrower shall have the right to repay all the outstanding debts under the loan facility to the Lender together with interests and any other sum due to the Lender on the last date of such interest period without the necessity to pay the prepayment fee to the Lender.

6.3 Change in interest computation basis

In case there is a change in circumstance which affects the interbank financial market or general financial market to such extent that a proper method for determination of interest rate for relevant interest period is unavailable, the Borrower and the Lender shall make an agreement on a substitute basis for the provision of loan for use in computing interests and determining new interest period and interest payment date. Such substitute basis for the provision of loan shall be binding on the Borrower and the Lender and become enforceable as from the commencement date of relevant interest period until such time that the change in circumstance as stated in this Clause comes to and end. If the Borrower and the Lender cannot reach an agreement, the substitute basis for the provision of loan shall be determined by the Lender, and if the Borrower is not satisfied with such substitute basis as determined by the Lender, the Borrower shall have the right to repay all the outstanding loan to the Lender immediately together with interests and any other sum due to the Lender on the last date of relevant interest period without the necessity to pay the prepayment fee to the Lender.

6.4 Change which affects interbank financial market.

In case the Lender is of the opinion that there is a circumstance which affects the interbank financial market in general thereby causing the Lender to be unable to provide a facility to the Borrower, the Lender shall give a written notice of such circumstance to the Borrower. When a notice thereof is given by the Lender to the Borrower, it shall be construed that the Lender is no longer obligated to provide a facility to the Borrower according to this Loan Agreement. In such case, the Borrower shall pay all the loan together with interests and any other sum due to the Lender within the period of time prescribed by the Lender.

Clause 7.     If the Borrower fails to pay any debt hereunder or breaches any clause of this Agreement, it shall be deemed that the Borrower is in default of this Agreement in its entirety. Even if the term of this Agreement has expired or this Agreement has been terminated, the Borrower shall allow the Lender to demand full and immediate repayment of the debts together with damages incurred by the Lender due to the default of the Borrower, including expenses in the warning, claim, demand, litigation and enforcement of the repayment in full in all respects.

Clause 8.     The stipulation of time for repayment of debts under this Agreement shall be without prejudice to the right of the Lender to terminate this Agreement or demand the Borrower to prepay the principal sum and interests in full or in part as the Lender may think fit without having to provide reasons to the Borrower

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Clause 9.     The Borrower agrees that the Lender shall have the right to delay or suspend the provision of loan or terminate the Agreement and demand the full and immediate payment of the debts from the Borrower when there is any circumstance under which the Lender has reasonable ground to believe that the financial condition of the Borrower would be affected to such extent that its ability to repay the debts hereunder is diminished or distinct. Such circumstance shall include the Borrower’s failure to pay the principal sum, interests, fees or any other sum to other creditor, or the Borrower’s consent to restructure the debts with other creditor.

Clause 10. In case the Borrower and/or its affiliated entities are in default or in breach of any agreement which the Borrower and/or its affiliated entities have made with the Lender, the Borrower and the Lender agrees that such default or breach shall be deemed to be the default or breach of all the agreements of whatever kind which the Borrower and/or its affiliated entities have made with the Lender and that all the debts which the Borrower and/or its affiliated entities owe to the Lender shall concurrently and immediately become due and payable .

Affiliated entities mean any two or more limited public companies or companies or juristic partnerships which have relationship in the following manners:

a. The shareholders or partners in the number exceeding one half of the number of shareholders or partners in one juristic entity are shareholders or partners in the number exceeding one half of the number of shareholders or partners in another juristic entity.

b. The shareholders or partners whose shares or contributions in one juristic entity are in excess of 50 per cent of the total capital are holding shares or making contributions in another juristic entity with value in excess of 50 per cent of the total capital.

c. A juristic entry is a shareholder or partner in another juristic entity, directly or indirectly, in excess of 50 per cent of the total capital.

d. The persons in the number exceeding one half of the number of directors or partners who have the management authority in one juristic entity are directors or partners who have the management authority in another juristic entity.

e. A juristic entity whose one shareholder or partner or several shareholders or partners in the aggregate is/are the majority shareholder(s) in another juristic entity, due to direct or indirect holding of shares in excess of 25 per of the total capital.

f. A juristic entity whose shareholder or partner and/or any person can direct or control the directors or partners who have the management authority in another juristic entity, whether directly or indirectly.

Clause 11.     As security for the performance under this Agreement, the Borrower has          details of the securities shall be specified in the Attachment I hereto

Clause 12.     The Borrower hereby covenants and agrees not to cause the security to become depreciated or have lesser value, nor to created encumbrance on and

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do whatsoever act such as change, demolition, removal, lease or transfer, to the property which the Borrower has provided to secure the debts under the loan facility to the Lender except with written consent of the Lender. The Borrower shall also allow the Lender’s officer or designated person to inspect and/or assess the value of the security at all times.

In case the Borrower fails to pay the debts at the time prescribed herein, the Lender shall have the right to enforce the payment of debts by selling the mortgaged or pledged property by public auction immediately as the Lender thinks fit. After the sale. The Borrower shall allow the Lender to deduct all expenses from the amount obtained, and apply the net proceeds towards payment of interests and principal sum to the Lender respectively. If the net proceeds of the sale are not sufficient for the payment of debts, the Borrower shall allow the Lender to enforce the payment thereof out of other properties of the Borrower until the Lender receives the full payment of the debts.

Clause 13.     The Borrower covenants to take out an insurance for the security, be it immovable or movable property which can be mortgaged according to law to secured debts at the time of execution of this Agreement and arising hereafter, with an insurance company approved by the Lender for an insured sum not lower than the amount which the Borrower borrows from the Lender, or not lower than the amount of outstanding debts of the Borrower with the Lender, or according to the full assessed price as the Lender may prescribe, and to designate the Lender as a sole beneficiary in the insurance policy. The Borrower shall also pay the insurance premiums by itself until the Borrower makes a full payment of debts. If The Borrower fails to effect such an insurance, the Lender shall have the right to take out an insurance on behalf of the Borrower, and the Borrower shall allow the Lender to add the insurance premium to the outstanding principal sum and to have it construed that the insurance premium which is added to such principal sum is the principal sum on which the Borrower is obliged to pay interest at the same rate as prescribed in Clause 1 until the Borrower make a full payment of debts to the Lender. In addition, the original insurance policy and receipt of such insurance shall be kept by the Lender.

Clause 14.     If, upon the scheduled time of payment of the principal sum and/or interest and/or insurance premium advanced by the Bank and/or fees and/or other expenses payable by the Borrower, the Borrower fails to pay such principal sum and/or interests and/or insurance premium advanced by the Lender and/or fees and /or expenses to the Lender or within any period of time as the Lender thinks fit, the Borrower agrees that it shall be deemed that the Borrower has authorized the Lender to immediately deduct funds from the deposit account of the Borrower or the deposit account which the Borrower is a joint holder for the purpose of repaying the debts and/or liability of the Borrower under the Agreement in full until the Borrower makes a full payment of debts, whether such deposit account is savings account or other kind of account which the Borrower has with the Lender either now or hereafter and which is in the possession, custody and/or authority of the Lender irrespective of how the Lender has acquired such possession, custody and/or authority. In this connection, the Lender shall not be obliged to give a notice of such deduction and make evidence thereof and/or any other document to the Borrower.

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Clause 15.     Expense for stamp duty affixed on this Agreement, or duty payable in money including fee and stamp duty in the registration of security mortgage and the registration of redemption shall be borne by the Borrower solely.

Clause 16.     The Borrower agrees that all letters, correspondences, notices of the Lender which are sent to the address of the Borrower as specified above or address as notified in writing by the Borrower, whether by hand, or registered or non-registered mail, shall be deemed to have been duly delivered to the Borrower in all respects if they are received by any person at the address of the Borrower or are refused to accept by the Borrower or other person on behalf of the Borrower, or are undeliverable because the Borrower has changed it address without written notice of the new address to the Lender because such address cannot be located or has been demolished

This Agreement is made in duplicate with the same content, Each party shall retain one copy. The parties, having thoroughly read and understood the contents of this Agreement, have therefore signed their name in the presence of witnesses on the date specified herein above.

Signed          Laddawan Maisonti              Borrower

( Pemstar (Thailand) Ltd. )

Signed                                               Spouse giving consent

(                        )

Signed          Supin Hongsiripong          Lender

( Miss Supin Hongsiripong )

Signed          Kanitta Tunjalearn         Witness

( Mrs. Kanitta Tunjalearn )

Signed          Boonrugsa Kongrattanasomboon          Witness

( Mrs. Boonrugsa Kongrattanasomboon )

Signed          Kanitta Tunjalearn          Writer/typist

( Mrs. Kanitta Tunjalearn )

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Detail of Securities

The Attachment of Loan Agreement dated 31 March 2004

The line of credit limited to Baht 220,000,000.00

(two hundred and twenty million Baht)

Customer: Pemstar (Thailand) Ltd.

11. In order to secure any indebtedness arising out of this Loan Agreement, I hereby granted these securities as follow:

1.	the mortgage of a piece of land and all buildings owned by Pemstar (Thailand) Ltd., located at Banlane, Bangpa – In, Ayutthaya represented by a land title deed No. 4789;

2.	the pledge of machines and accessories, provided that such pledge shall be executed prior to the drawdown and the mortgage of such machined and accessories shall be effectuated within six months after the date hereof;

3.	the insurance of (i) all buildings located at Banlane, Bangpa-In, Ayutthaya represented by a land title deed No. 4789 and (ii) all machines, provided that the sum insured shall (a) not less than the amount of the appraisal price of such all building and machines an (b) be assigned to the Krung Thai Bank Public Company Limited as the beneficiary;

4.	the corporate guarantee, guarantee limits up to the full amount of this credit facility line, executed by Pemstar Singapore Pte Ltd., provided that such corporate guarantee shall be authenticated by Notary Public; and

5.	the subordinated loan agreement issued by Pemstar Inc, USA, and Pemstar Netherlands Holding, BV, Netherlands to their lenders, provided that (i) each of such lender shall grant the consent in writing to the content and format of such subordinated loan agreement and (ii) such subordinated loan agreement and written consent shall be authenticated by Notary Public.

Laddawan Maisonti
( Pemstar (Thailand) Ltd.)

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Exhibit 10.2b

( In case of borrowing by issuing of a promissory notes)

Undertaking of Debt Repayment Agreement

Made at Krung Thai Bank Plc.,     Head    Office

Date:    March 31, 2004

I,     PEMSTAR (THAILAND) LTD    , Age     -    years, Race    , Nationality    Thai    Residing at No    129/1    Moo    1    , Trok/Soi    - Road    -    ,Tambon/Khwaeng    Banlane    Amphoe/Khet    Bangpa-in    , Province    Ayutthaya    , Postal Code    13160     , hereby, make this written undertaking of debt repayment in favor of Krungthai Bank Plc.,(hereinafter referred to as “ the Bank”) that in consideration of the Bank’s approval of my loan by issuance of promissory notes with Krungthai Bank Plc.,    Head    Office, in the amount of Bant     170,000,000.00    , (    one hundred and seventy million Baht    ), I, hereby undertake with the Bank as follows:

1. Each and every promissory note issued by me in favor of the Bank for repayment of debt deriving from loan, shall be the promissory note with the maturity of not exceeding    90     days from the date entered into the promissory note and delivered to the Bank. When adding the amount appeared in a promissory note or promissory noted delivered to the Bank that is/are not matured and/or matured, and /or is/are with the Bank, the sum, at any time, shall, in aggregate, not exceed the amount approved by the Bank as aforementioned.

2. I, hereby, undertake that I will pay the amount in full as that mentioned in the promissory note along with the interest on the maturity date of the promissory note or earlier than its maturity as the Bank deems appropriate.

3. In the event the Bank does not receive the payment under the promissory note when it matures, I agree to pay the interest at the maximum rate in pursuant to the announcement of the Bank that may vary (the current rate is 14.50    % per annum ) of the outstanding amount from the maturity date of the promissory note until it is settled, whether or not I am notified of the variation of the said interest by the Bank.

4. If thee promissory note deposited with the Bank is aval and/or endorsed, the Bank my, at the same time, demand from every of any other acceptors of aval or persons who so endorsed or some persons before demanding from me. In which case, should the Bank grants a leniency or extends the duration for repayment to those persons, with or without notifying me, it shall deem that I so agree with each and every of leniency or extension of time granted by the Bank.

5. I will continue to issue promissory notes to the Bank one after another and should I wish to cease borrowing by issuance of promissory notes under this agreement, I shall prior notify the Bank in writing with the period of not less than 15 days. The Bank may refuse to accept any one or several of my promissory notes delivered to the Bank without clarification and/or may reduce the facility or completely cancel the approval of the loan by issuance of my promissory notes at any time as the Bank deems appropriate without notifying me in advance.

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6. I agree to deem that my letter to the Bank in relation to acceptance of the loan by issuance of promissory notes is the supporting document of the promissory note in each of application of withdrawal of the advance and it also forms an integral part of this undertaking of debt repayment agreement

7. The securities under this agreement are as follows:

The secured properties are:     details of securities as attached here to

The individual guarantees are:

In witness whereof, I hereby, affix my hand on the date, month, and year first above written.

Sign    Supin Hongsiripong    The Bank

( Miss Supin Hongsiripong )

Sign    Laddawan Maisonti    The Borrower

( Pemstar (Thailand) Ltd )

Sign    Kanitta Tunjalearn    Witness

( Mrs. Kanitta Tunjalearn )

Sign    Boonrungsa Kongrattanasomboon    Witness

( Mrs. Boonrungsa Kongrattanasomboon )

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Exhibit 10.2c

(Import and export financing)

Performance of Obligations Agreement

This Agreement is made on March 31, 2004

By and between

Krungthai Bank Plc., a limited public company, incorporated and registered in Thailand under the Public Company Act B.E. 2535, the registration no. is Bor Mor Jor. 335. The principal office is situated at no. 35 Sukhumvit Road, Kwaeng Klongtoeynua, Khet Wattana, Bangkok Metropolis, represented by Ms. Supin Hongsiripong, the authorized person, hereinafter referred to as the “Bank” of one part and

Pemstar (Thailand) Ltd. the office/house no. 129/1, Moo 1, Kwaeng/Tambon Banlane, Khet/Amphoe BangPa-in, Ayutthaya Province, the tax payer I.D. card No. is 3181069125 (hereinafter referred to as the “the Promisor”) of the other part.

Whereas Krungthai Bank Plc. granted the Promisor the import and export financing, that is to say, the import financing are facilities for letters of credit and trusts receipt (hereinafter referred to as the “import credit”) and the export financing are packing credit, foreign bills under L/C purchased/discount, foreign bills for collection purchased/discount, (hereinafter referred to as the “Export Financing”). In applying such aforementioned facility, the Promisor is to prepare documents in accordance with terms and conditions in applying certain category of credits in pursuant to regulations and formalities of the Bank (hereinafter referred to as “terms and conditions in applying the facility”).

Both parties hereby entered into the agreement under conditions as following:

1. The objectives of the agreement

The Promisor allows the Bank to take money in the amount the Promisor received from the Bank under the import financing to repay the cost of goods and/or the services on behalf of the Promisor. It further agrees to take the money in the amount received from the Bank under the export financing in each instance to apply in accordance with the objective in receiving various categories of the credits. In this regard, the Promisor is to furnish the Bank documents in relation to this export such as bill of exchange, invoice, bill of lading, insurance policy (if any) and other relevant documents (hereinafter referred to as the “export document”) whether by means of transmitting of documents and information through electronic mean or submitting of the original documents so that the Bank may further collect or perform other acts in accordance with the procedures in applying of each category of export financing on behalf of the Promisor within the due date of payment.

2. Facility and practices in applying the import facility

The Promisor agrees to comply with regulations and practices of the Bank in relation to the application for the import facility. Particulars of the facility and practices in applying the import facility are as follows:

☐ A credit facility in relation to an application for opening of a letter of credit (L/C), the Bank shall grant the facility by issuing letters of credits in the total amount of -                     -                                                              (                            -                                                                                                           ) (hereinafter referred to as the “credit facility for the application for opening of L/C”). In applying the facility by opening an L/C, the Promisor shall prior prepare an application for irrevocable documentary letter of credit for the Bank at each of the application of such credit facility. In addition, the Promisor agrees to bind to and comply with conditions and terms set forth in the application for irrevocable documentary letter of credit in all respects and it shall deem said conditions and terms as an integral part of this Agreement.

☐ A credit facility in relation to an application for opening a letter of credit and a trust receipt (L/C + T/R), the Bank grants the Promisor the credit facility for opening of             letters of credit or trusts receipt in the total amount of (             ) (hereinafter referred to as “L/C and T/R credit facility”) In applying this L/C and T/R credit facility the Promisor shall furnish the Bank with an application for irrevocable documentary letter of credit and enter into a trust receipt agreement in accordance with the regulations and the practices for each application of the L/C and T/R credit facility. In addition, the Promisor agrees to bind to and comply with conditions and terms set forth in the application for irrevocable documentary letter of credit and the trust receipt agreement in all respects and it shall deem said conditions and terms as an integral part of this Agreement.

In the event the Bank approves the Promisor to apply the credit facility from T/R under the conditions that in applying the facility from T/R, the Promisor shall submit to the Bank documentation in supporting the use of such credit facility. That is to say, in the event the documentation in using the T/R’s facility is the inward bills for collection, the Promisor shall submit the inward bills of collection together with entering into the trust receipt agreement with the Bank or in case of the open account, the Promisor shall submit the documentation in applying for the use of T/R facility which is comprised of the copy of invoice and/or the bill of lading and/or the shipping order together with entering into the trust receipt agreement with the Bank. In addition, the Promisor agrees to bind to and comply with conditions and terms set forth in the trust receipt agreement in all respects and it shall deem said conditions and terms as an integral part of this Agreement.

3. Facility and practices in applying the packing credit

3.1 Packing credit

The Promisor agrees to comply with the conditions in applying the packing credit as follows:

(1) The Bank grants the Promisor the facility in the total amount of     624,000,000.00     (    six hundred and twenty four million baht    ) hereinafter referred to as the “Packing Credit”). In using such packing credit, the Promisor shall take the money received from selling/discounting promissory notes under the export financing facility granted by the Bank in each instance to be expended in exporting of goods to overseas. The Promisor shall make an application for selling /discounting the promissory note (hereinafter referred to as the

“application”) and shall issue a promissory note indicating the amount as it received from the Bank in each instance to the Bank at each time the application to use the packing credit is made.

(2)	The Promisor agrees to pay to the Bank the interest or the discount (as the case may be) in accordance with the interest rate or the cost of discount set forth in each of the application and the promissory note. The Promisor agrees to pay the interest or the cost of discount based on the following criteria:

a.	In case of making payment by the interest, the Promisor shall pay the principal with the interest on the maturity date as specified in the promissory note in the amount set forth in the application and the promissory issued by the Promisor to the Bank. In which case the Promisor agrees to pay to the Bank the principal sum as specified in the promissory note on the maturity date of the promissory note as prescribed in Clause (3).

b.	In case of making payment by the discount, the Promisor allows the Bank to deduct the discount in accordance with the rate of discount set forth in the application and the promissory note from the Promisor in the full amount at the same time on the date the Promisor sells by discount each of promissory note to the Bank. The Promisor agrees to pay the Bank the principal sum in accordance with the promissory note on the maturity date of the promissory note as prescribed in (3).

Where the interest rates imposed by the Bank on the Promisor are to be referred to MOR or MLR or MRR or LIBOR or SIBOR, the Promisor agrees and accepts that MOR or MLR or MRR or LIBOR or SIBOR may vary in accordance with the Bank’s annoucement regarding the lending interest rate and discount to be proclaimed from time to time whether or not the Promisor receives the notification on the variation of such interest rates from the Bank.

(3) Where the Promisor submits the export documents to the Bank and the Bank already collects the money in accordance with the export documents, the Promisor allows the Bank to apply the collected money to deduct the Promisor’s debt in the promissory note until the amount reaches the sum set forth in each of the promissory note whether or not such promissory note is mature.

(4) The Promisor agrees to indemnify the Bank a penalty in the following circumstances:

a.	In the event the Promisor does not export goods or export goods but not in the sufficient quantity which is not consistent with each issued promissory note within the duration in the letter of credit or purchase and sale agreement or the order to purchase goods or in the event such promissory note is issued in accordance with the warehouse receipt and the Promisor does not export or export but not in the full quantity within the maturity date of each of the promissory note, the Promisor agrees to pay damages to the Bank at the punitive rate as set forth in each application in the amount prescribed in the promissory note or the outstanding amount owing the Bank in the promissory note.

b. In the event the Promisor export goods but does not deliver the export documents to the Bank as set forth in Clause 1 or does not inward the foreign currency, the Promisor agrees to pay the interest at the rate indicated in the promissory note. In addition, should the Promisor be in default of payment in accordance with the maturity set for in the promissory note, the Promisor agrees to pay the interest to the Bank at the maximum rate. Moreover, it agrees to compensate the Bank the commission in lieu of exchange at the rate stipulated in each of the application and in the amount set forth in each promissory note or the outstanding amount owing the Bank in the promissory note.

3.2 Foreign bill under L/C purchased/discount (FPL)

The Bank grants Promisor foreign bills under L/C purchased/discount in the facility of             -             (            -            ) in total (hereinafter referred to as “FPL”). In this regard the Promisor shall prepare a request for negotiation/discount of export bills drawn under letter of credit to apply FPL in the forms, regulations and practices of the Bank for the Bank for each and every instance. In addition, the Promisor agrees to bind to and comply with conditions and terms set forth in such FPL in all respects and it shall deem said conditions and terms as an integral part of this Agreement.

3.3 Foreign bills for collection purchased/discount (FPC)

The Bank grants the Promisor foreign bills for collection purchased/discount in the facility of             -            (            -             ) in total (hereinafter referred to as “FPC”).”). In this regard the Promisor shall prepare a request for collection/instruction for negotiation/discount for export bills in order to apply for the use of FPC in the forms, regulations and practices of the Bank for the Bank for each and every application of FPC. In addition, the Promisor agrees to bind to and comply with conditions and terms set forth in such FPC in all respects and it shall deem said conditions and terms as an integral part of this Agreement.

4. In the event there is an original import and/or export facility

The Promisor and the Bank jointly agree that the import and export facility previously granted to the Promisor prior to the date of execution of this Agreement is a part of the import and/or export facility set forth in Clause 2 and Clause 3 of the Agreement hereof. In addition, it shall deem that all documents relevant to the application to use the import and/or export facility made by the Promisor to the Bank also form an integral part of this Agreement.

5. Consent to debit the money from the deposit account

Where the Promisor is to pay the money under the terms and conditions in applying the credit facility and/or interests and/or fees and/or penalties, and/or other expenses incurred in connection with this Agreement but the Promisor fail to pay the Bank or fail to pay within the time prescribed by the Bank, the Promisor allows the Bank to at all time debit the money from the deposit account of the Promisor in order to repay the Promisor’s debts under the terms and conditions in applying all or part of the credit facility and/or this Agreement until the all debts are fully settled regardless of such account is the current account or any other category of account the Promisor currently established with the Bank and/or to be established in the future and whether or not the Bank shall posses, maintain and/or be authorized to render an order in connection with such deposit account by whatsoever means. In which case, the Bank shall notify the Promisor of such debit after such debit is made from the Promisor’s deposit account by the Bank. Moreover, the Promisor agrees to deem the covenants herein contained as the Promisor’s consent in allowing the Bank to debit the money from the Promisor’s account in order to pay the Bank under the terms and conditions in applying the credit facility and/or interests and/or fees and/or penalties, and/or other expenses incurred in connection with this Agreement without making a letter of consent for the Bank to debit the money from the deposit account.

6. In case of the default of the agreement and the consequences of the default of the agreement

In the event, the Promisor is in default to repay debt under the terms and conditions in applying the credit facility and/or does not comply with any one of the provisions herein contained, it shall deem that the Promisor is in default of all of the Agreement and the Promisor allows the Bank to perform as follows:

6.1 All categories of debts of the Promisor incurred to the Bank shall become due and payable at the same time regardless of their maturity or without notice, in which case the Promisor allows the Bank to forth with demand all debts.

6.2 In the event the import and/or export facility is made in foreign currency and the Promisor does not repay on the due date of repayment under the terms and conditions in applying the credit facility, the Promisor allows the Bank to convert the debt denominated in foreign currency into debts in Baht currency on the due date of repayment under the terms and conditions in applying the credit facility, in which case the rate of exchange determined by the Bank in selling foreign currency applicable to the general customers on such due date of repayment shall apply.

Should the incident as prescribed in Clause 7 occur, the Promisor allows the Bank to forthwith convert the debt denominated in foreign currency into debt in Bath currency without waiting for the maturity under the terms and conditions in applying the credit facility, in which case the rate of exchange determined by the Bank in selling foreign currency applicable to the general customers on such due date of termination of the Agreement and demanding the debt under Clause 7 shall apply.

In addition, where the due date of payment under the terms and conditions in applying the credit facility or the due date of termination of the Agreement falls on the Bank’s holiday, in which case the rate of exchange determined by the Bank in selling foreign currency applicable to the general customers on succeeding bank’s business day shall apply.

Moreover, other than exercising such aforementioned right of the Bank to convert the currency, the Promisor also agrees to pay the Bank the interest at the maximum rate prescribed in Clause 6.4.

6.3 The Promisor agrees to indemnify the Bank damages to be receivable due to the Promisor’s default including the expenses in connection to the claim, demand, legal action and enforcement of repayment of debt in the full amount in all respects without further notice.

6.4 Should the Promisor be in default of repayment of debt in the amount indicated in the terms and conditions in applying the credit facility, the Promissor agrees and consents to pay the Bank the interest from such outstanding amount at the maximum rate (the present rate is 14.50 % per annum) as from the due date of payment under the terms and conditions in applying the credit facility until the debt is fully settled by the Promisor. Such maximum rate may increase or decrease in accordance with the Bank’s announcement regarding the lending interest rate and discount to be proclaimed by the Bank from time to time whether or not the Promisor shall receive the notification of such variation from the Bank.

6.5 Should the Promisor do not pay the interest less than one year, the Promisor allows the Bank to bring forward such outstanding interest to compound with the principal and collect the interest from such compound amount at the maximum interest rate proclaimed by the Bank as prescribed in the above Clause 6.4 until the Promisor shall repay debt in full whether or not the Promisor shall receive the notification of such compound interest from the Bank.

6.6 The Promisor allows the Bank to forthwith enforce repayment of debt from the security as indicated in Clause 11 whether or not the debts under the terms and conditions in applying the credit facility are mature.

7. In the event there is an adverse material affect on the financial status of the Promisor

When there is any one of the incidents makes the Bank believes that such incident may affect the financial status of the Promisor to the extent that the Promisor’s capability in repayment of debt decreases or suspends, the Promisor allows the Bank to delay or suspend granting of the credit or terminate the Agreement or forthwith demand all Promisor’s debts incurred to the Bank.

8. Governing law

In the event the Promisor conduct financial transaction in the credit facility granted by the Bank to the Promisor under the conditions and covenants of this Agreement and there is a transmission of information via electronic mean to the Bank, the Promisor agrees and accepts that such transaction and documents transmitted by the Promisor to the Bank via electronic mean are subject to the practices in the Act on Electronic Transaction B.E. 2544 including the ministerial regulations issued by virtue of the Act on Electronic Transaction B.E. 2544 and its further amendments to be made in the future and are also subject to the practices of Supplements to UCP 500 for electronics presentation (eUCP version 1.0) and its further amendments to be made in the future. In such regards, the Promisor shall certify and confirm correctness and completeness of documents and signature of the authorized person in the aforementioned documents transmitted to the Bank in all respects.

9. Termination of the agreement

9.1 Should the Promisor fail to repay debt under the terms and conditions in applying the credit facility, the Bank, by serving a notice in writing to the Promisor, is entitled to forthwith terminate this Agreement.

9.2 Should the Promisor be in default of any other conditions besides those stipulated in the above Clause 9.1, the Promisor agrees to duly give a remedy to such error or fault within 30 days from the date the Bank notifies the Promisor of such error or fault. Should the Promisor fail to give a remedy to the fault within time prescribed, the Bank, by serving a notice in writing to the Promisor, is entitled to forthwith terminate the Agreement.

Provided that in course of termination of this Agreement, should there be any duty or liability to be performed by the Promisor under the terms and conditions of the Agreement hereof, the Promisor is still bound to be liable and conducts in compliance with such terms and conditions until the Promisor is discharged of all such liability.

10. Notices

All documents, letters and notices of the Bank sent the aforementioned address of the Promisor or the address to which the Promisor notifies the Bank of the change, sent by person or by registered mail or unregistered mail, if any person at the Promisor’s address so receives, or the Promisor does not so accept or no person receives it on behalf of the Promisor or it cannot be delivered because the Promisor relocates its address without expressly notifying the Bank in writing of its new address or the address give cannot be found or it is dismantled in any one of those cases, the Promisor agrees to deem that such document, letter and notice are duly delivered to the Promisor.

11. Security

As the security against performance in compliance with the Agreement hereof, the Promisor agrees to place the following security with the Bank:

(1)	Securities:

6.	the mortgage of a piece of land and all buildings owned by Pemstar (Thailand) Ltd., located at Banlane, Bangpa – In, Ayutthaya represented by a land title deed No. 4789;

7.	the pledge of machines and accessories, provided that such pledge shall be executed prior to the drawdown and the mortgage of such machined and accessories shall be effectuated within six months after the date hereof;

8.	the insurance of (i) all buildings located at Banlane, Bangpa-In, Ayutthaya represented by a land title deed No. 4789 and (ii) all machines, provided that the sum insured shall (a) not less than the amount of the appraisal price of such all building and machines an (b) be assigned to the Krung Thai Bank Public Company Limited as the beneficiary;

9.	the corporate guarantee, guarantee limits up to the full amount of this credit facility line, executed by Pemstar Singapore Pte Ltd., provided that such corporate guarantee shall be authenticated by Notary Public; and

10.	the subordinated loan agreement issued by Pemstar Inc, USA, and Pemstar Netherlands Holding, BV, Netherlands to their lenders, provided that (i) each of such lender shall grant the consent in writing to the content and format of such subordinated loan agreement and (ii) such subordinated loan agreement and written consent shall be authenticated by Notary Public.

(2)	Personal guarantee: -

In witness whereof both parties have hereunto set their hands in the presence of witnesses on the date, month and year first above written.

Sign	Laddawan Maisonti	the Promisor
Pemstar (Thailand) Ltd.

Sign	Supin Hongsiripong	Authorized person

	Represented by	Miss Supin Hongsiripong

Title:	First VP and Manager

Sign	Miss Supin Hongsiripong	Bank

Sign	Boonrugsa Kongrattanasomboon	Witness

Sign	Kanitta Tunjalearn	Writer/Typist

Exhibit 10.2d

(Translation)

Loan Agreement from Overdraw

This Agreement is made at Krung Thai Bank Plc., Head Office Office

Date: March 31,2004

I, Pemstar (Thaialnd) Ltd. , Age     -     years, Race     -     ,Nationality     _Thai     , residing at no.     129/1    , Moo     1    , Trok/Soi     -    , Road     -    , Tambon/Khwaeng     Banlane     Amphoe/Khet     BangPa-in     Province _    Ayutthaya    , Post Code     13160    , telephone no.     -    , hereinafter referred to as “the Borrower” hereby makes this Agreement for Krung Thai Bank Plc., Head Office, hereinafter referred to as “the Lender” to be the evidence that:

1. The Borrower applies for a loan in pursuant to methods, and normal practices in relation to overdraw granted by the bank to borrowers in the amount of Baht 30,000,000.00 ( thirty million baht ). It is agreed that the Borrower shall draw the money from the Lender in the amount and time required by the Borrower and as considered appropriate and approved by the Lender. All withdrawal slips or payment orders of the Borrower in forms of checks or any instruments shall be deemed as evidences of this Borrower’s obligations and also form an integral part of this Agreement. The money to be drawn by the Borrower in accordance with such withdrawal slips or payment orders shall be the loan herein as well. Should there be outstanding debt of the Borrower from overdraw incur to the Lender prior to the date of execution of this Agreement, the Borrower allows the Lender to consider such overdrawn amounts as the overdrawn herein in all respects.

2. The Borrower agrees to pay the interest from the balance appeared in the Borrower’s current account at MOR rate per annum (the current rate is 5.75% per annum). The interest shall be daily calculated and to be payable on monthly basis on the closing date of Borrower’s account every month. If it is apparent that the balance of the debt exceeds the facility contained herein, the Borrower allows the Lender to impose the maximum interest rate collectable by the Lender in pursuant to the Lender’s announcement from the exceeding amount.

After the date of execution of the Agreement hereof, should there be any variation of the interest rate proclaimed by the Lender or the Banking Association, the Bank of Thailand, organizations or any institutions that makes the maximum interest rate collectable by the Lender or the commercial bank from customers higher than that stipulated herein, the Borrower allows the Lender to be authorized to forthwith adjust the interest herein at the higher rate as the Lender deems appropriate without prior notice to the Borrower. In such regards, it shall deem that the Borrower agrees with such adjustment of the interest from the date prescribed by the Lender in each and every occasion.

3. Lending and borrowing in accordance with this Agreement shall be subject to the banking practices, hence, should the Borrower be in default of payment of the

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interest at the rate and time set forth in the said Clause 2, whether or not the Lender so demands, the Borrower allows the Lender to forthwith compound the outstanding interest with the principal at each instance of unsettled interest occurs. In which case, such interest compounded with the principal shall become the principal from which the Borrower shall pay the interest at the same interest rate and the due date of payment shall be the same as that stipulated in Clause 2.

4. The Borrower shall repay debt herein in the gradually decrease order until the full amount is duly settled within March 31, 2005, provided that the aforesaid shall not deprive the Lender’s right to demand the Borrower to settle all or part prior to the aforesaid due date as the Lender deems appropriate and without clarification of the reason.

In addition, whether or not the Borrower settles all debts within such time, should the Borrower still withdraws money from the Lender subsequent to the expiration of this Agreement, it shall deem that such Overdraw Agreement is indefinitely renewed. The Borrower promises that the money overdrawn by the Borrower after such time shall be the obligations under this Agreement in all respects, in which case the Lender may so demand at any time. In the event the Lender demands for payment from the Borrower, the Borrower shall forthwith settle such debts as demanded.

5. Should the Borrower fail to perform its obligation or be in default of any one of the provisions hereof despite of the expiration of the Agreement or the termination of the Agreement, the Borrower agrees to pay the interest at the interest rate imposes on a debtor who is in default of repayment or conditions of the agreement in pursuant to the Lender’s announcement (the current rate is 14.50 % per annum) or at the maximum interest rate collectable in accordance with the Lender’s announcement from the date the Borrower is in default or in breach of the Agreement until the debt is duly settled. Moreover, the Borrower shall indemnify all damages to be receivable by the Lender due to the Borrower’s default including the expenses incurred in connection with serving a notice, claim, demand, legal action and enforce repayment of debt in the full amount in all respects.

After the date of execution of the Agreement hereof, at any time, should there be any variation of the interest rate prescribed in the preceding paragraph proclaimed by the Lender, the Borrower allows the Lenders to forthwith impose the interest at the maximum interest rate as announced as from the date such announcement comes into full force without a notice to the Borrower.

6. As a security in compliance with this Agreement the Borrower hereby provides the securities as attached hereto

_______________________________________________________________________________________________________

_______________________________________________________________________________________________________

_______________________________________________________________________________________________________

7. Regarding the security under Clause 6, the Borrower and the Lender agreed that if such property is kept in the Borrower’s premise or the premise of the agent or the depositary of the Borrower or the Borrower or the agent or the depositary, the Borrower shall still be the custodian of such property. It shall deem that such maintenance is made for and on behalf of the Lender in all respects. The Borrower or the agent or the depositary shall be considered as the depositary of the Lender only. Such custody cannot be relocated

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without the Lender’s written notice, in which case, should any damage occurs to such property, the Borrower agrees to indemnify the Lender in all respects and in this regard, the Borrower shall not impose a maintenance fee or a remuneration on the Lender.

8. In the event the Borrower is in default of repayment of the debt at the time prescribed herein, the Lender is entitled to forthwith enforce the performance of obligation from the mortgaged or pledged property by selling by auction as the Lender deems appropriate. After such sale, the Borrower allows the Lender to deduct all expenses from the proceeds from sale, and to apply the net proceeds towards the repayment of interest and principal respectively to the Lender. Should the proceeds from the sale be insufficient to repay debt, the Borrower agrees to pay the deficit amount in full.

9. All communications, demands, notices or letters sent by whatsoever means to the Borrower, if they are sent to the address of the Borrower first above written herein, it deems that they are served to the Borrower and the Borrower duly receives them, except in the case where the Borrower expressly notifies the Lender in writing of the relocation of its domiciles where it can be reached and sends such notice to the Lender by post and the registered mail with a return slip prior to serving such demand or notice.

The Borrower, having thoroughly read and understood the contents hereof, has hereunto set his hand in the presence of witnesses.

Sign	Laddawan Maisonti	The Borrower
(Pemstar (Thailand) Ltd.)

Sign		Wife/husband who gives a consent
( )

Sign	Kanitta Tunjalearn	Witness
(Mrs. Kanitta Tunjalearn)

Sign	Boonrugsa Kongrattanasomboon	Witness
(Mrs. Boonrugsa Kongrattanasomboon)

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